As filed with the Securities and Exchange Commission on August 7, 2001
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                     ---------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                STEIN MART, INC.
             (Exact Name of registrant as specified in its charter)

           Florida                                           64-0466198
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

             1200 Riverplace Boulevard, Jacksonville, Florida 32207
               (Address of principal executive offices) (zip code)

                     STEIN MART EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              John H. Williams, Jr.
                      President and Chief Operating Officer
                                Stein Mart, Inc.
                            1200 Riverplace Boulevard
                           Jacksonville, Florida 32207
                     (Name and address of agent for service)

                                 (904) 346-1500
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Linda Y. Kelso, Esq.
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000


                         Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------
        Title of each                                     Proposed             Proposed
          class of                                        Maximum               maximum
      securities to be            Amount to be         offering price          aggregate            Amount of
         registered               registered(1)         per share(2)       offering price(2)   registration fee(2)
--------------------------------------------------------------------------------------------------------------------
        Common Stock,           1,000,000 shares           $7.93               $7,930,000          $1,982.50
       $0.01 par value
--------------------------------------------------------------------------------------------------------------------

         (1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

         (2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for the 1,000,000 shares covered by this Registration Statement and reserved for future grants under the plan has been calculated on the basis of $7.93 per share, the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on August 1, 2001.

This Registration Statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 33-27991).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 7th day of August, 2001.

                                       STEIN MART, INC.
                                                    (Registrant)

                                       /s/ Jay Stein
                                       -----------------------------------------
                                       Jay Stein
                                       Chairman of the Board and Chief Executive
                                       Officer

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints John H. Williams, Jr., James G. Delfs and Clayton E. Roberson, Jr., and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    (Signature)                                   (Title)                         (Date)
     ---------                                     -----                           ----


/s/ Jay Stein                              Chairman of the Board and            August 7, 2001
-----------------------------               Chief Executive Officer
Jay Stein

/s/ John H. Williams, Jr.                  President, Chief Operating           August 7, 2001
-----------------------------                Officer and Director
John H. Williams, Jr.



                                       3



/s/ James G. Delfs                         Senior Vice President and Chief      August 7, 2001
-----------------------------                  Financial Officer
James G. Delfs


/s/ Clayton E. Roberson, Jr.               Vice President and Controller        August 7, 2001
-----------------------------
Clayton E. Roberson, Jr.


_____________________________              Director                             _________, 2001
Alvin R. Carpenter


/s/ Linda McFarland Farthing               Director                             August 7, 2001
-----------------------------
Linda McFarland Farthing


/s/ Mitchell W. Legler                     Director                             August 7, 2001
-----------------------------
Mitchell W. Legler


/s/ Michael D. Rose                        Director                             August 7, 2001
-----------------------------
Michael D. Rose


_____________________________              Director                             _________, 2001
Martin E. Stein, Jr.


_____________________________              Director                             _________, 2001
J. Wayne Weaver


/s/ James H. Winston                       Director                             August 7, 2001
-----------------------------
James H. Winston

                                  EXHIBIT INDEX

     Exhibit
      Number                             Description of Exhibit
     -------                             ----------------------

        5           Opinion of Foley & Lardner

        10          Amended and Restated Stein Mart Employee Stock Purchase Plan

       23A          Consent of PricewaterhouseCoopers LLP

       23B          Consent of Foley & Lardner (included in Exhibit 5)









                                       5